Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 10, 2023 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

GAAP EPS of $0.97

Fleet utilization increases to 99%

Adjusted EPS of $0.99, excluding Gunderson exit related costs

Strategic update and multi-year targets at Investor Day on April 12, 2023

Lake Oswego, Oregon, April 10, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 28, 2023.

Second Quarter Highlights

•	New railcar orders for 4,500 units valued at $580 million and deliveries of 7,600 units.

•	New railcar backlog of 25,900 units with an estimated value of $3.1 billion as of February 28, 2023; excludes railcar conversion backlog of 1,200 units valued at $100 million.

•	Quarter end liquidity increased to $816 million, including $380 million in cash and $436 million of available borrowing capacity at quarter end.

•	Operating cash flow of nearly $160 million.

•

Net earnings attributable to Greenbrier for the quarter was $33 million, or $0.97 per diluted share, on revenue of $1.1 billion. Results include $0.7 million ($0.02 per share), net of tax, of Gunderson exit related costs.

•	Adjusted net earnings attributable to Greenbrier was $34 million or $0.99 per diluted share.

•	Adjusted EBITDA for the quarter was $98 million, or 8.7% of revenue.

•	Repurchased 575 thousand shares of stock for $17 million. $75 million of share repurchase authorization remaining after March activity.

•	Board declares a quarterly dividend of $0.27 per share, payable on May 16, 2023 to shareholders of record as of April 25, 2023 representing Greenbrier’s 36th consecutive quarterly dividend.

“Greenbrier’s strong performance in the second quarter is the result of ongoing operational initiatives and robust syndication activity. Railcar orders remained stable throughout the quarter, comprised of a broad range of railcar types. Business improved across the company as revenue and margin increased sequentially in each operating segment,” said Lorie L. Tekorius, CEO and President. “We are excited to share our multi-year strategy to optimize our future performance as we will describe in detail at our Investor Day on April 12, 2023. While outcomes won’t be linear, we are already seeing progress in our manufacturing and services businesses and expect margin to improve on a steady or increasing revenue base in future periods.”

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

Investor Day

Greenbrier will host an Investor Day on Wednesday, April 12, 2023 in New York, NY. Institutional investors wishing to attend may register by sending an email to gbx@roseandco.com. Webcast registration details are available at Greenbrier’s investor relations website at investors.gbrx.com. A live webcast of the Investor Day, including presentation materials, will be accessible through Greenbrier’s website. A replay of the webcast will be available following the live presentations.

Business Update & Outlook

Based on current trends and production schedules, Greenbrier is updating guidance for fiscal 2023:

•	Deliveries of 23,000 – 25,000 units including approximately 1,000 units in Greenbrier-Maxion (Brazil)

•	Revenue at $3.4 – 3.7 billion

•	Capital expenditures of $290 million in Leasing & Management Services, $80 million in Manufacturing and $15 million in Maintenance Services

•	Proceeds of equipment sales are expected to be approximately $70 million

•	Build and capitalize into the lease fleet approximately 2,500 units. These units are not included in the delivery guidance.

•	Consolidated gross margin % in the low double-digits is unchanged.

Financial Summary

	Q2 FY23	Q1 FY23	Sequential Comparison – Main Drivers
Revenue	$1.1B	$766.5M	60% increase in deliveries; Each segment achieved higher revenue
Gross margin	$116.8M	$69.5M	Driven by higher volumes in Manufacturing, robust syndication activity in Leasing & Management Services and improved operating efficiency in all segments
Gross margin %	10.4%	9.1%
Selling and administrative	$59.0M	$53.4M	Increased employee related costs due to higher incentive compensation expense as a result of timing of financial performance
Net gain on disposition of equipment	$9.6M	$3.3M	Timing of gains from ongoing fleet optimization
Adjusted EBITDA	$97.9M	$48.7M	Increased operating earnings reflecting higher volume across all business units; See reconciliation on page 11
Net (earnings) loss attributable to noncontrolling interest	($3.7M)	$0.6M	Partners’ share of consolidated JV’s operating results including timing of syndication activity
Adjusted Net earnings attributable to Greenbrier	$33.8M(1)	$1.6M(2)	Improved operating earnings
Adjusted diluted EPS	$0.99(1)	$0.05(2)

(1)	Excludes $0.7 million ($0.02 per share), net of tax, of Gunderson exit related costs. Reconciliations for Adjusted metrics can be found on page 11.
(2)	Excludes $18.3 million ($0.56 per share), net of tax, of non-cash asset impairment. Reconciliations for Adjusted metrics can be found on page 11.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Segment Summary

	Q2 FY23	Q1 FY23	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$968.6M	$646.5M	Increased deliveries including timing of syndication activity
Gross margin	$67.4M	$42.0M	Higher deliveries and improved operating efficiencies
Gross margin %	7.0%	6.5%
Operating margin %(1)	4.8%	(0.5%)	Improved operating efficiencies; Prior quarter included $24 million non-cash asset impairment; Excluding the impairment, operating margin in Q1 was 3.2%
Deliveries (2)	7,200	4,500	Increased production and timing of syndication activity
Maintenance Services
Revenue	$98.0M	$85.5M	Increased volumes due to winter seasonality
Gross margin %	8.6%	6.9%	Higher volumes and improved operating efficiencies
Operating margin % (1) (3)	6.9%	6.4%
Leasing & Management Services
Revenue	$55.4M	$34.5M	Primarily increased syndication activity and lease fleet income
Gross margin %	74.0%	62.6%
Operating margin% (1) (3)	73.5%	45.2%	Timing of gains from fleet optimization
Fleet utilization	98.7%	97.9%

(1)	See supplemental segment information on page 10 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

Conference Call

In place of a conference call, Greenbrier will provide additional information regarding its recent financial performance and strategic plans at its previously announced Investor Day on April 12.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of approximately 12,300 railcars. As of March 31, 2023, Greenbrier manages 438,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	February 28, 2023	November 30, 2022	August 31, 2022	May 31, 2022	February 28, 2022
Assets
Cash and cash equivalents	$379.9	$263.3	$543.0	$449.7	$586.8
Restricted cash	19.7	17.2	16.1	16.1	15.7
Accounts receivable, net	571.5	495.6	501.2	464.8	399.0
Income tax receivable	22.4	28.9	39.8	129.4	106.0
Inventories	910.6	874.9	815.3	781.7	728.5
Leased railcars for syndication	102.5	272.5	111.1	142.9	80.0
Equipment on operating leases, net	891.8	836.2	770.9	676.1	650.4
Property, plant and equipment, net	618.4	617.6	645.2	642.7	646.5
Investment in unconsolidated affiliates	83.4	94.2	92.5	96.2	90.2
Intangibles and other assets, net	224.0	189.0	189.1	177.8	179.6
Goodwill	128.3	127.7	127.3	128.7	130.0

	$3,952.5	$3,817.1	$3,851.5	$3,706.1	$3,612.7

Liabilities and Equity
Revolving notes	$310.3	$290.5	$296.6	$303.3	$292.2
Accounts payable and accrued liabilities	722.6	676.5	725.1	639.0	581.2
Deferred income taxes	70.2	49.8	68.6	72.9	51.9
Deferred revenue	73.0	53.2	35.3	33.3	43.0
Notes payable, net	1,327.0	1,301.5	1,269.1	1,202.6	1,209.2
Contingently redeemable noncontrolling interest	27.5	27.7	27.7	27.8	28.5
Total equity – Greenbrier	1,277.3	1,265.8	1,276.9	1,270.4	1,252.6
Noncontrolling interest	144.6	152.1	152.2	156.8	154.1

Total equity	1,421.9	1,417.9	1,429.1	1,427.2	1,406.7

	$3,952.5	$3,817.1	$3,851.5	$3,706.1	$3,612.7

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
Revenue
Manufacturing	$968.6	$555.7	$1,615.1	$1,008.2
Maintenance Services	98.0	86.6	183.5	159.0
Leasing & Management Services	55.4	40.5	89.9	66.3

	1,122.0	682.8	1,888.5	1,233.5
Cost of revenue
Manufacturing	901.2	535.0	1,505.7	956.6
Maintenance Services	89.6	81.7	169.2	152.9
Leasing & Management Services	14.4	11.3	27.3	21.6

	1,005.2	628.0	1,702.2	1,131.1
Margin	116.8	54.8	186.3	102.4
Selling and administrative expense	59.0	54.7	112.4	99.0
Net gain on disposition of equipment	(9.6)	(25.1)	(12.9)	(33.6)
Impairment of long-lived assets	—	—	24.2	—

Earnings from operations	67.4	25.2	62.6	37.0
Other costs
Interest and foreign exchange	21.6	11.8	41.2	24.4

Earnings before income taxes and earnings from unconsolidated affiliates	45.8	13.4	21.4	12.6
Income tax expense	(11.9)	(3.2)	(8.1)	(1.8)

Earnings before earnings from unconsolidated affiliates	33.9	10.2	13.3	10.8
Earnings from unconsolidated affiliates	2.9	1.0	6.2	6.0

Net earnings	36.8	11.2	19.5	16.8
Net (earnings) loss attributable to noncontrolling interest	(3.7)	1.6	(3.1)	6.8

Net earnings attributable to Greenbrier	$33.1	$12.8	$16.4	$23.6

Basic earnings per common share:	$1.01	$0.39	$0.50	$0.72
Diluted earnings per common share:	$0.97	$0.38	$0.49	$0.70
Weighted average common shares:
Basic	32,588	32,582	32,654	32,546
Diluted	34,400	34,463	33,654	33,609
Dividends declared per common share	$0.27	$0.27	$0.54	$0.54

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Six Months Ended February 28,
	2023	2022
Cash flows from operating activities
Net earnings	$19.5	$16.8
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(33.9)	(4.3)
Depreciation and amortization	52.9	50.9
Net gain on disposition of equipment	(12.9)	(33.6)
Stock based compensation expense	5.9	5.9
Impairment of long-lived assets	24.2	—
Noncontrolling interest adjustments	2.3	(0.6)
Other	1.9	2.4
Decrease (increase) in assets:
Accounts receivable, net	(57.8)	(93.5)
Income tax receivable	17.4	6.2
Inventories	(90.4)	(166.5)
Leased railcars for syndication	(40.1)	(12.2)
Other assets	(12.8)	(8.5)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(9.7)	15.2
Deferred revenue	37.1	1.5

Net cash used in operating activities	(96.4)	(220.3)

Cash flows from investing activities
Proceeds from sales of assets	62.1	148.6
Capital expenditures	(169.7)	(198.0)
Investments in and advances to / repayments from unconsolidated affiliates	(3.5)	(4.2)
Cash distribution from unconsolidated affiliates and other	5.9	1.2

Net cash used in investing activities	(105.2)	(52.4)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(64.4)	(75.6)
Proceeds from revolving notes with maturities longer than 90 days	220.0	—
Repayments of revolving notes with maturities longer than 90 days	(145.0)	—
Proceeds from issuance of notes payable	75.0	323.3
Repayments of notes payable	(18.2)	(7.6)
Debt issuance costs	(0.2)	(5.2)
Repurchase of stock	(16.7)	—
Dividends	(18.1)	(18.1)
Cash distribution to joint venture partner	(6.4)	(8.5)
Tax payments for net share settlement of restricted stock	(2.3)	(3.5)

Net cash provided by financing activities	23.7	204.8

Effect of exchange rate changes	18.4	(1.0)
Decrease in cash and cash equivalents and restricted cash	(159.5)	(68.9)
Cash and cash equivalents and restricted cash
Beginning of period	559.1	671.4

End of period	$399.6	$602.5

Balance Sheet Reconciliation:
Cash and cash equivalents	$379.9	$586.8
Restricted cash	19.7	15.7

Total cash and cash equivalents and restricted cash	$399.6	$602.5

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets delivers recurring, tax-advantaged cash flows although it reduces Greenbrier’s Manufacturing revenue and margin in the short-term.

Key information for the consolidated Leasing & Management Services segment:

(In Units)	February 28, 2023	November 30, 2022
Owned fleet(1)	12,300	14,100
Managed fleet	408,000	408,000
Owned fleet utilization(1)	99%	98%

	Three Months Ended
Greenbrier Lease Fleet (Units)	February 28, 2023	November 30, 2022
Beginning balance	14,100	12,200
Railcars added	1,400	2,300
Railcars sold / scrapped	(3,200)	(400)

Ending balance	12,300	14,100

	February 28, 2023	November 30, 2022
Equipment on operating lease(2)	$891.8	$836.2

Non-recourse warehouse	$65.6	$—
ABS non-recourse notes	312.9	315.7
Non-recourse term loan	338.2	306.6

Total Leasing non-recourse debt	$716.7	$622.3

Fleet leverage %(3)	80%	74%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2023 are as follows:

	First	Second	Total
Revenue
Manufacturing	$646.5	$968.6	$1,615.1
Maintenance Services	85.5	98.0	183.5
Leasing & Management Services	34.5	55.4	89.9

	766.5	1,122.0	1,888.5
Cost of revenue
Manufacturing	604.5	901.2	1,505.7
Maintenance Services	79.6	89.6	169.2
Leasing & Management Services	12.9	14.4	27.3

	697.0	1,005.2	1,702.2
Margin	69.5	116.8	186.3
Selling and administrative expense	53.4	59.0	112.4
Net gain on disposition of equipment	(3.3)	(9.6)	(12.9)
Impairment of long-lived assets	24.2	—	24.2

Earnings (loss) from operations	(4.8)	67.4	62.6
Other costs
Interest and foreign exchange	19.6	21.6	41.2

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(24.4)	45.8	21.4
Income tax (expense) benefit	3.8	(11.9)	(8.1)

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	33.9	13.3
Earnings from unconsolidated affiliates	3.3	2.9	6.2

Net earnings (loss)	(17.3)	36.8	19.5
Net (earnings) loss attributable to noncontrolling interest	0.6	(3.7)	(3.1)

Net earnings (loss) attributable to Greenbrier	$(16.7)	$33.1	$16.4

Basic earnings (loss) per common share (1)	$(0.51)	$1.01	$0.50
Diluted earnings (loss) per common share (1)	$(0.51)	$0.97	$0.49
Dividends per common share	$0.27	$0.27	$0.54

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$452.5	$555.7	$650.9	$817.5	$2,476.6
Maintenance Services	72.4	86.6	101.5	87.2	347.7
Leasing & Management Services	25.8	40.5	41.1	46.0	153.4

	550.7	682.8	793.5	950.7	2,977.7
Cost of revenue
Manufacturing	421.6	535.0	611.3	733.0	2,300.9
Maintenance Services	71.2	81.7	91.1	78.0	322.0
Leasing & Management Services	10.3	11.3	14.8	12.4	48.8

	503.1	628.0	717.2	823.4	2,671.7
Margin	47.6	54.8	76.3	127.3	306.0
Selling and administrative expense	44.3	54.7	57.4	68.8	225.2
Net gain on disposition of equipment	(8.5)	(25.1)	(0.7)	(2.9)	(37.2)

Earnings from operations	11.8	25.2	19.6	61.4	118.0
Other costs
Interest and foreign exchange	12.6	11.8	14.9	18.1	57.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	4.7	43.3	60.6
Income tax (expense) benefit	1.4	(3.2)	(1.1)	(15.2)	(18.1)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	3.6	28.1	42.5
Earnings from unconsolidated affiliates	5.0	1.0	4.0	1.3	11.3

Net earnings	5.6	11.2	7.6	29.4	53.8
Net (earnings) loss attributable to noncontrolling interest	5.2	1.6	(4.5)	(9.2)	(6.9)

Net earnings attributable to Greenbrier	$10.8	$12.8	$3.1	$20.2	$46.9

Basic earnings per common share (1)	$0.33	$0.39	$0.10	$0.62	$1.44
Diluted earnings per common share (1)	$0.32	$0.38	$0.09	$0.60	$1.40
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended February 28, 2023:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$968.6	$96.8	$1,065.4	$46.6	$8.8	$55.4
Maintenance Services	98.0	6.2	104.2	6.8	—	6.8
Leasing & Management Services	55.4	0.5	55.9	40.7	0.1	40.8
Eliminations	—	(103.5)	(103.5)	—	(8.9)	(8.9)
Corporate	—	—	—	(26.7)	—	(26.7)

	$1,122.0	$—	$1,122.0	$67.4	$—	$67.4

Three months ended November 30, 2022:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$646.5	$44.5	$691.0	$(3.4)	$4.0	$0.6
Maintenance Services	85.5	8.5	94.0	5.5	—	5.5
Leasing & Management Services	34.5	0.2	34.7	15.6	—	15.6
Eliminations	—	(53.2)	(53.2)	—	(4.0)	(4.0)
Corporate	—	—	—	(22.5)	—	(22.5)

	$766.5	$—	$766.5	$(4.8)	$—	$(4.8)

	Total assets
	February 28, 2023	November 30, 2022
Manufacturing	$1,923.0	$1,861.7
Maintenance Services	313.9	294.6
Leasing & Management Services	1,267.2	1,378.9
Unallocated, including cash	448.4	281.9

	$3,952.5	$3,817.1

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended
February 28, 2023
Backlog Activity (units) (1)
Beginning backlog	28,300
Orders received	4,500
Production held on the Balance Sheet	(1,500)
Production sold directly to third parties	(5,400)

Ending backlog	25,900

Delivery Information (units) (1)
Production sold directly to third parties	5,400
Sales of Leased railcars for syndication	2,200

Total deliveries	7,600

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Reconciliation of Net earnings (loss) to Adjusted EBITDA

	Three Months Ended
	February 28, 2023	November 30, 2022
Net earnings (loss)	$36.8	$(17.3)
Interest and foreign exchange	21.6	19.6
Income tax (benefit) expense	11.9	(3.8)
Depreciation and amortization	26.9	26.0
Impairment of long-lived assets and other exit related costs	0.7	24.2

Adjusted EBITDA	$97.9	$48.7

Reconciliation of Net earnings (loss) attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	February 28, 2023		November 30, 2022
Net earnings (loss) attributable to Greenbrier	$33.1		$(16.7)
Impairment of long-lived assets and other exit related costs	0.7	(1)	18.3	(2)

Adjusted net earnings attributable to Greenbrier	$33.8		$1.6

(1)	Net of tax of $0.2 million
(2)	Net of tax of $5.9 million

Reconciliation of Diluted earnings (loss) per share to Adjusted diluted earnings per share

	Three Months Ended
	February 28, 2023	November 30, 2022
Diluted earnings (loss) per share	$0.97	$(0.51)
Impairment of long-lived assets and other exit related costs	0.02	0.56

Adjusted diluted earnings per share	$0.99	$0.05
Diluted weighted average shares outstanding	34,400	33,727

Share Calculations for Adjusted diluted earnings per share (in thousands)

	Three Months Ended
	February 28, 2023	November 30, 2022
Basic Shares	32,588	32,719
Dilutive effect of performance awards	991	1,008
Dilutive effect of convertible notes due 2024	821	—

Diluted weighted average shares outstanding	34,400	33,727

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “believe,” “build,” “confident,” “deliver,” “drive,” “expect,” “increase,” “optimize,” “outlook,” “provide,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “Second Quarter Highlights,” a “Business Update & Outlook,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Such risks, uncertainties and important factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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